UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 24, 2010

Constitution Mining Corp.
(Exact name of registrant as specified in its charter)

Delaware	000-49725	88-0455809
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Pasaje Mártir Olaya 129, Oficina 1203, Centro Empresarial José Pardo Torre A, Miraflores, Lima, Perú
(Address of principal executive offices including zip code)

Registrant’s telephone number, including area code:  +51-1-446-6807
________________________________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On February 24, 2010, the Company extended the letter of intent it entered into with Seabridge Gold Inc., a Canadian corporation (“Seabridge”), on December 2, 2009 to acquire all of Seabridge’s interests in certain mining claims and leasehold interests for exploration properties located in Nevada.  A formal extension was signed by both parties in recognition that final documentation and legal due diligence for the transaction are not yet completed. The new proposed timing contemplates the parties will complete legal due diligence on or before March 15, 2010 with closing of the transaction to occur on or about March 31, 2010. Closing of the transaction is subject to satisfactory completion of the Company’s due diligence, regulatory approval and the execution of a binding definitive agreement.  A copy of the letter of intent is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

On March 1, 2010, the Company issued a press release announcing the extension of the letter of intent described in this Item 8.01.  A copy of the press release is attached hereto as Exhibit 99.3 and is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description	Incorporated Herein by Reference to	Filed Herewith

99.1	Letter of Intent for the Acquisition of Certain Mining Claims in Nevada, dated December 2, 2009.	Exhibit 99.1 of Form 8-K filed on December 4, 2009

99.2	Extension to Letter of Intent for the Acquisition of Certain Mining Claims in Nevada, dated February 24, 2010.		X

99.3	Press Release Dated March 1, 2010		X

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Constitution Mining Corp.

/s/         Michael Stocker
Name:  Michael Stocker
Title:    Chief Executive Officer
Date:    March 1, 2010

EXHIBIT INDEX

Exhibit No.	Description	Incorporated Herein by Reference to	Filed Herewith

99.1	Letter of Intent for the Acquisition of Certain Mining Claims in Nevada, dated December 2, 2009.	Exhibit 99.1 of Form 8-K filed on December 4, 2009

99.2	Extension to Letter of Intent for the Acquisition of Certain Mining Claims in Nevada, dated February 24, 2010.		X

99.3	Press Release Dated March 1, 2010		X